EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 4, 2020 with respect to the audited consolidated financial statements of Artelo Biosciences, Inc. and its subsidiaries for the years ended August 31, 2020 and 2019.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

December 16, 2020